EXHIBIT 10.1(28)
GUARANTY AGREEMENT
     This Guaranty Agreement (this “Guaranty”) is made as of the 19th day of July, 2006, by MGM MIRAGE, a Delaware corporation (the “Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association (“Administrative Agent”), as Administrative Agent for the benefit of the Lenders (individually a “Lender” and collectively the “Lenders”) from time to time party to a Construction Loan Agreement of even date herewith and between Borrower, Administrative Agent and Lenders.
Preliminary Statements
     Administrative Agent, Lenders and Turnberry/MGM Grand Tower C, LLC, a Nevada limited liability company (“Borrower”), have entered into, are entering into concurrently herewith, or contemplate entering into, that certain Construction Loan Agreement of even date herewith (herein called, as it may hereinafter be modified, supplemented, restated, extended or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a construction loan (the “Loan”) being made to Borrower to finance, in part, the construction of a condominium project containing 576 residential condominium units, one hotel condominium unit and related amenities, on an approximately three (3) acre parcel of land, said project to be known as “The Residences at MGM Grand — Tower C” and to be located in Clark County, Nevada, all as more particularly described in the Loan Agreement.
     A condition precedent to Lenders’ obligation to make the Loan to Borrower is Guarantor’s execution and delivery to Administrative Agent of this Guaranty.
     The Loan is, or will be, evidenced by various promissory notes each made of even date herewith by Borrower and payable to each of the Lenders in the aggregate stated principal amount of $185,500,000.00 (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, are herein called the “Notes”).
     Borrower and Administrative Agent and/or any of the Lenders may from time to time enter into one or more “Swap Transactions” as defined in the Deed of Trust.
     This Guaranty is one of the Loan Documents described in the Loan Agreement. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. In addition, the following terms have the meanings set forth after each:
     “Applicable Percentage” means 50%, provided that the Applicable Percentage shall be reduced to 25% at all times when each of the following conditions have been satisfied:
     (i) Administrative Agent shall have received and approved Contracts of Sale with aggregate projected Net Sales Proceeds of not less than $245,500,000, and each of such Contracts of Sale shall either remain in full force and effect, or have been closed with the Release Price therefor having been paid (“100% Sales Coverage”);
     (ii) construction of all Improvements shall be 50% complete, on time and in accordance with the Budget, as determined by Administrative Agent and its construction consultant; and
     (iii) there shall not then exist a Default or Potential Default.
If for any reason 100% Sales Coverage fails to be maintained after the Applicable Percentage has been reduced to 25%, then the Applicable Percentage shall revert to 50% until 100% Sales Coverage is again achieved.
“Other Monetary Obligations” means all interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money (other than the Principal

Indebtedness) now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to (a) the terms of the Notes, the Loan Agreement, the Deed of Trust, the Environmental Agreement, any application, agreement, note or other document executed and delivered in connection with any Letter of Credit, any Swap Transaction or any other Loan Documents, including the making of required Borrower’s Deposits, and any indemnifications contained in the Loan Documents, now or hereafter existing, and (b) all renewals, extensions, refinancings, future advances, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof.
“Principal Indebtedness” means all principal now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to (a) the terms of the Notes, the Loan Agreement, the Deed of Trust, any application, agreement, note or other document executed and delivered in connection with any Letter of Credit, any Swap Transactions or any other Loan Documents, now or hereafter existing, and (b) all renewals, extensions, refinancings, future advances, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof.
Statement of Agreements
     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to extend credit to Borrower, Guarantor hereby guarantees to Administrative Agent for the benefit of Lenders, their respective successors, endorsees and assigns, the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:
1. Guaranty of Principal Indebtedness. Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent for the benefit of Lenders, their respective successors, endorsees and assigns, the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of the Applicable Percentage of the Principal Indebtedness. Administrative Agent shall have the right to apply any sums paid by Guarantor to any portion of the Principal Indebtedness.
     This Guaranty covers the Applicable Percentage of all Principal Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Administrative Agent or any Lender in stages or installments. The guaranty as set forth in this Section 1: (a) shall not be limited, restricted or reduced by the terms of the guaranties set forth in Sections 2 and 3, (b) is not joint, but is several, separate and apart from, and non-cumulative with, the guaranty of payment of any other Loan guarantors, and (c) is a continuing guaranty of payment and not a guaranty of collection.
2. Guaranty of Other Monetary Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent for the benefit of Lenders, their respective successors, endorsees and assigns, the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of 50% of all Other Monetary Obligations.
     This Guaranty covers 50% of all Other Monetary Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Administrative Agent or any Lender in stages or installments. The guaranty set forth in this Section 2: (a) shall not be limited, restricted or reduced by the terms of the guaranties set forth in Sections 1 and 3, (b) is not joint, but is several, separate and apart from, and non-cumulative with, the guaranty of payment of any other Loan guarantors, and (c) is a continuing guaranty of payment and not a guaranty of collection.
3. Guaranty of Performance. Guarantor, jointly and severally with all other guarantors of the Loan, hereby unconditionally and irrevocably guarantees to Administrative Agent for the benefit of the Lenders the timely performance of 100% of all obligations of Borrower under all of the Loan Documents other than the Principal Indebtedness and the Other Monetary Obligations, including, without limiting the generality of the foregoing:
     (a) that the Improvements will be constructed in accordance with the Loan Agreement and with the Plans;
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     (b) that the Improvements will be completed, lien free, and ready for occupancy, including delivery of any permits, certificates, or governmental approvals required by law or the Loan Agreement, on or before the Completion Date required in the Loan Agreement; and
     (c) that Borrower will duly and punctually perform and observe all other terms, covenants, and conditions of the Notes, the Deed of Trust, the Loan Agreement, the Environmental Agreement or any other Loan Document, or any Swap Transaction whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants, or conditions thereof now or hereafter made or granted.
     If any of such obligations of Borrower are not complied with, and such failure to comply is continuing, Administrative Agent may, at its option, without notice to Guarantor or anyone else, complete the Improvements either before or after commencement of foreclosure proceedings or before or after exercise of any other right or remedy of Administrative Agent against Borrower or Guarantor, with such changes or modifications in the Plans as Administrative Agent deems necessary and expend such sums as Administrative Agent, in its sole and absolute discretion, deems necessary or advisable to complete the Improvements, and Guarantor hereby waives any right to contest any such expenditures by Administrative Agent. The amount of any and all expenditures made by Administrative Agent for the foregoing purposes shall bear interest from the date made until repaid to Administrative Agent, at a rate per annum equal to the interest rate provided for in the Loan Agreement and, together with such interest, shall be due and payable by Guarantor to Administrative Agent upon demand. Administrative Agent does not have and shall never have any obligation to complete the Improvements or take any other action. The obligations and liability of Guarantor under this Section 3 shall not be limited, restricted or reduced by the terms of the guaranties set forth in Sections 1 and 2.
4. Primary Liability of Guarantor.
     (a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Administrative Agent to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever.
     (b) Guarantor hereby agrees that in the event of (i) a Default by Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, or (ii) the failure of Guarantor to perform completely and satisfactorily the covenants, terms and conditions of any of the Guaranteed Obligations as may be required pursuant to this Guaranty (individually and collectively a “Default”), then upon the occurrence of such Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Administrative Agent, and Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Administrative Agent of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, all such notices being hereby waived by Guarantor, pay the amount due to Administrative Agent or perform or observe the agreement, covenant, term or condition, as the case may be, and pay all damages and all costs and expenses that may arise in consequence of such Default (including, without limitation, all reasonable attorneys’ fees and expenses, investigation costs, court costs, and any and all other costs and expenses incurred by Administrative Agent in connection with the collection and enforcement of the Notes or any other Loan Document), whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal. It shall not be necessary for Administrative Agent, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness or for such performance, or to enforce any rights against any security that shall ever have been given to secure such indebtedness or performance, or to join Borrower or any others liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent from suing on the
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Notes or foreclosing the Deed of Trust or from exercising any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Notes and Deed of Trust, and Administrative Agent shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, Administrative Agent may at its discretion purchase all or any part of the Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Notes, Deed of Trust, and other Loan Documents.
     (c) After a Default, suit may be brought or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent against any party hereto. Any time that Administrative Agent is entitled to exercise its rights or remedies hereunder, after a Default it may in its discretion elect to demand payment and/or performance. After a Default, if Administrative Agent elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Administrative Agent elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.
5. Certain Agreements and Waivers by Guarantor.
     (a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of persons or entities other than Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guaranteed Obligations or any part thereof, or any of the Loan Documents to which Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guaranteed Obligations or any part thereof; (d) accept partial payments on the Guaranteed Obligations; (e) receive and hold additional security or guaranties for the Guaranteed Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guaranteed Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guaranteed Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the limited liability company existence or other existence of Borrower or any other guarantor of the Loan, and correspondingly restructure the Guaranteed Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guaranteed Obligations.
     Upon the occurrence and during the continuance of any Default, Lender may enforce this Guaranty independently as to Guarantor and independently of any other remedy or security Lender at any time may have or hold in connection with the Guaranteed Obligations. Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower, and agrees that Lender may proceed against Borrower, or against any other guarantor of the Loan, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as Lender shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Borrower and/or any other guarantor of the Loan without respect to whether action is brought or prosecuted with respect to any security or against any other person or entity, or whether any other person or entity is joined in any such action or actions. Guarantor agrees that Lender and Borrower or any other guarantor of the Loan may deal with each other in connection with the Guaranteed Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or
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affecting the security of this Guaranty. Lender’s rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other guarantor of the Loan, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty with respect to Guarantor at all times shall remain effective to guaranty the full amount of all the Guaranteed Obligations, even though the Guaranteed Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor of the Loan or surety and whether or not Borrower or any other guarantor of the Loan shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or any other guarantor of the Loan with respect to the Guaranteed Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other guarantor of the Loan (other than by reason of the full payment and performance of all Guaranteed Obligations), (d) any failure of Lender to marshal assets in favor of Borrower or any other guarantor of the Loan, (e) except as otherwise provided in this Guaranty, any failure of Lender to give notice of sale or other disposition of any collateral securing any Guaranteed Obligation to Guarantor or any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral securing any Guaranteed Obligation, (f) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral securing any Guaranteed Obligation or other security for any Guaranteed Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral securing any Guaranteed Obligation or other security for any Guaranteed Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or any other guarantor of the Loan or the Guaranteed Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any person or entity, (j) the election by Lender, in any bankruptcy proceeding of any person or entity, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person or entity, including any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
     (b) In the event any payment by Borrower or any other Person to Administrative Agent is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Administrative Agent is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Administrative Agent shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent or paid by Administrative Agent to another Person (except Guarantor) (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Administrative Agent and any reasonable attorneys’ fees, costs and expenses paid or incurred by Administrative Agent in connection with any such event. It is the intent of Guarantor and Administrative Agent that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor
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hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. Administrative Agent shall be entitled to continue to hold this Guaranty in its possession for the longer of (i) the period after which any performance of obligations under the Environmental Agreement shall accrue, or (ii) a period of one year from the date the Guaranteed Obligations are paid and performed in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of Administrative Agent hereunder.
     (c) If acceleration of the time for payment of any amount payable by Borrower under the Notes, the Loan Agreement, or any other Loan Document (other than this Guaranty) is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent.
     (d) Guarantor waives: (i) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes (“NRS”), the benefits of the one-action rule under NRS Section 40.430, and (ii) to the extent permitted by NRS 104.3605, discharge under NRS 104.3605(9).
6. Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:
     (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall be subordinate to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;
     (b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor (except that prior to a Default, partnership or limited liability company distributions by Borrower in the ordinary course of Borrower’s business shall be permitted) until the Guaranteed Obligations have been fully and finally paid and performed, but such restriction shall not apply during the Post-Payment and Performance Period; and
     (c) in the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 6, Guarantor shall pay the same to Administrative Agent immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Administrative Agent and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent.
7. Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Administrative Agent or any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent or such Lender hereunder shall be cumulative of any and all other rights that Administrative Agent or such Lender may have against Guarantor. If Borrower is or becomes indebted to Administrative Agent for any indebtedness other than or in excess of the Indebtedness for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon such other indebtedness of Borrower to Administrative Agent may, except to the extent paid by Guarantor on the Indebtedness or specifically required by law or agreement of Administrative Agent to be applied to the Indebtedness, in Administrative Agent’s sole discretion, be applied upon indebtedness of Borrower to Administrative Agent other than the Indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity.
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8. Lender Assigns. This Guaranty is for the benefit of Administrative Agent, as administrative agent for the benefit of Lenders, and its and their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder.
9. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor’s successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.
10. Governing Law; Forum; Consent to Jurisdiction. The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor’s property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in the State of Nevada, and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Land is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction. Guarantor hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or any State or possession of the United States of America now in force or which may hereinafter be enacted. The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. To the extent permitted by applicable law, such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as the Administrative Agent shall deem necessary and desirable.
11. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.
12. Attorneys’ Fees and Costs of Collection. After a Default, Guarantor shall pay on demand all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Administrative Agent in the enforcement of or preservation of Administrative Agent’s rights under this Guaranty including, without limitation, all reasonable attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal. Guarantor agrees to pay interest on any expenses or other sums due to Administrative Agent under this Section 12 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Loan Agreement and the Notes. Guarantor’s obligations and liabilities under this Section 12 shall survive any payment or discharge in full of the Guaranteed Obligations.
13. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.
14. Controlling Agreement. It is not the intention of Administrative Agent or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such
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interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section 14 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Administrative Agent.
15. Representations, Warranties, and Covenants of Guarantor. Guarantor hereby represents, warrants, and covenants that (a) Guarantor expects to derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default under any agreement or restriction by which Guarantor is bound or affected; and (d) Guarantor has full power and authority to enter into and perform this Guaranty.
     In addition to the foregoing, Guarantor represents and warrants to Lender that Guarantor has established adequate means of obtaining from Borrower, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of Borrower and its properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Guaranteed Obligations, Lender need not inquire into the powers of Borrower or the members or employees acting or purporting to act on Borrower’s behalf, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.
16. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
17. Cumulative Rights. The exercise by Administrative Agent of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Administrative Agent shall have all rights, remedies and recourses afforded to Administrative Agent by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole and absolute discretion of Administrative Agent, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Administrative Agent shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor
Guaranty Agreement

to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Administrative Agent with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Administrative Agent.
18. Term of Guaranty. This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid, performed and discharged.
19. Financial Statements. Guarantor shall provide to Administrative Agent, concurrently with the provision thereof to the Administrative Agent or other primary creditor representative under its Primary Senior Credit Agreement, as and when required by the terms of such Primary Senior Credit Agreement, copies of Guarantor’s quarterly and annual financial statements and other financial information required to be given in Article 7 of the Primary Senior Credit Agreement. The foregoing requirement may be satisfied by Guarantor’s provision of a hyperlink to an internet posting of such financial statements. “Primary Senior Credit Agreement” means the Fourth Amended and Restated Loan Agreement dated as of November 22, 2004 by, among others, MGM Mirage, as borrower, and Bank of America, N.A., as administrative agent, and any senior credit facility executed by the aforementioned parties which replaces same, as the same may be modified, amended or extended from time to time.
20. Disclosure of Information. Administrative Agent and/or any Lender may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant, to Administrative Agent’s or such Lender’s affiliates, including without limitation Banc of America Securities LLC, to any regulatory body having jurisdiction over Administrative Agent and/or such Lender and to any other parties as necessary or appropriate in Administrative Agent’s and/or such Lender’s reasonable judgment, any information Administrative Agent and/or such Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including, without limitation, information regarding any security for the Guaranteed Obligations or for this Guaranty, credit or other information on Guarantor, Borrower, and/or any other party liable, directly or indirectly, for any part of the Guaranteed Obligations.
21. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a party, Guarantor hereby expressly waives with respect to Borrower and Borrower’s successors and assigns (including any surety) and any other person or entity which is directly or indirectly a creditor of Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against Borrower or any other such person or entity in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty or any other Loan Document to which Guarantor is a party. Guarantor agrees that it shall not have or assert any such rights against Borrower or Borrower’s successors and assigns or any other person or entity (including any surety) which is directly or indirectly a creditor of Borrower, either directly or as an attempted setoff to any action commenced against Guarantor by Borrower (as borrower, co-borrower or in any other capacity), Lender or any other such person or entity. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect Guarantor’s liability hereunder, under any other Loan Document to which Guarantor is a Party, or the enforceability hereof or thereof.
22. No Fiduciary Relationship. The relationship between Administrative Agent and Lenders to the Guarantor is solely that of lender and guarantor. Administrative Agent and Lenders have no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Administrative Agent or Lenders.
23. Interpretation. The term “Lenders” shall be deemed to include any subsequent holder(s) of the Note(s). Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, and words in the plural shall include the singular. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.
Guaranty Agreement

24. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.
25. Counterparts. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same agreement.
26. Entire Agreement. This Guaranty embodies the entire agreement between Administrative Agent and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Administrative Agent. This Guaranty may not be modified, amended or superseded except in a writing signed by Administrative Agent and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.
27. Non-Involvement of Tracinda. The parties hereto acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Guaranty or any of the other Loan Documents executed as of the date hereof. Accordingly, the parties hereto hereby agree that in the event (i) there is any alleged breach or default by any party under this Guaranty or any such Loan Document, or (ii) any party hereto has any claim arising from any such Loan Document, no party hereto, nor any party claiming through it (to the extent permitted by applicable Law), shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Kerkorian or Tracinda Corporation under any such Loan Document by reason of such alleged breach, default or claim.
28. Dispute Resolution.
     (a) Arbitration. Except to the extent expressly provided below, any Dispute (as defined below) shall, upon the request of any party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the AAA (as defined in the Loan Agreement) and the “Special Rules” set forth below. “Dispute” means any controversy, claim or dispute between or among the parties to this Guaranty, including any controversy, claim or dispute arising out of or relating to (a) this Guaranty, (b) any other Loan Documents, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower, Guarantor or Administrative Agent, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Guaranty may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent or any Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Guaranty, together with the officers, employees, successors and assigns of each of the foregoing.
     (b) Special Rules.
          (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the city and county where Administrative Agent is located pursuant to its address for notice purposes in this Guaranty.
          (ii) The arbitration shall be administered by the AAA, who will appoint an arbitrator. If the AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if the AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Guaranty may substitute, without the necessity of the agreement or consent of the other party, another arbitration organization that has similar procedures to the AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Guaranty, referred to collectively as the “arbitrator”).
Guaranty Agreement

          (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.
          (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.
          (v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on the AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.
          (vi) Any dispute concerning this Dispute Resolution Section, including any such dispute as to the validity or enforceability hereof, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.
          (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Guaranty.
          (viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.
     (c) Reservations of Rights. Nothing in this Guaranty shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Guaranty, or (ii) apply to or limit the right of Administrative Agent (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Guaranty in a third-party proceeding in any action brought against Administrative Agent in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Administrative Agent may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Guaranty. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.
     (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.
     (e) Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.
Guaranty Agreement

29. WAIVER OF JURY TRIAL. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED
IN SECTION 28 ABOVE) AS SET FORTH IN THIS GUARANTY, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, GUARANTOR AND ADMINISTRATIVE AGENT WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND ADMINISTRATIVE AGENT, AND GUARANTOR AND ADMINISTRATIVE AGENT HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. GUARANTOR AND ADMINISTRATIVE AGENT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature page follows.]
Guaranty Agreement

     IN WITNESS WHEREOF, Guarantor duly executed this Guaranty as of the date first written above.

Addresses of Guarantor:	Guarantor:

3600 Las Vegas Blvd. South	MGM MIRAGE, a Delaware corporation
Las Vegas, Nevada 89109
Attn: Bryan L. Wright
Fax: 702-693-8677
bwright@mgmmirage.com	By: /S/ BRYAN L. WRIGHT

Bryan L. Wright, Sr. Vice President, Assistant General Counsel and Assistant Secretary
3600 Las Vegas Blvd. South	(Corporate Seal)
Las Vegas, Nevada 89109
Attn: Gary Jacobs,
Executive Vice President, General Counsel
Fax: 702-693-7628
gary_jacobs@mgmmirage.com

Address of Administrative Agent:

Bank of America, N.A.
100 Southeast 2nd Street
14th Floor
Miami, Florida 33131-2100
Attn: Real Estate Administration
FL7-950-14-05
Fax No.: (305) 533-2456

STATE OF Nevada)
:ss
COUNTY OF Clark)
     The foregoing instrument was acknowledged before me this 19 day of July, 2006, by Bryan L. Wright, as Sr. Vice President, Assistant General Counsel and Assistant Secretary of MGM Mirage, a Delaware corporation, who is personally known to me or produced N/A as identification.

/S/ APRIL D. CHAPARIAN
Notary State of Nevada
Name of Notary: April D. Chaparian Notary Expiration Date: 11/8/06

(Notary Seal)
# 3869688_v4
Guaranty Agreement